EXHIBIT 99B.5
SELECTED PROPORTIONATE                          U S WEST MEDIA GROUP
FINANCIAL DATA
(UNAUDITED)

                    Quarter Ended             Year Ended
                    December 31,              December 31,
                             1996       %                1996       %
In millions        1997    Pro forma  Change   1997    Pro forma  Change
-------------------------- ----------------- -------- ---------------

Proportionate Revenues
  Cable & broadband
    Domestic       $1,402  $1,322       6.1    $5,210  $4,893       6.5
    Int'l             109     109        -        474     365      29.9
  Wireless
    Domestic          331     288      14.9     1,340   1,075      24.7
    Int'l             234     138      69.6       756     436      73.4
  Directory &
   info. svcs.
    Domestic          319     294       8.5     1,200   1,120       7.1
    Int'l              19      75     (74.7)      110     206     (46.6)
  Corp. & Other         5       3      66.7        17      12      41.7
                 -----------------             ---------------
      Total        $2,419  $2,229       8.5    $9,107  $8,107      12.3
                 =================             ===============

Proportionate EBITDA
  Cable & broadband
    Domestic       $  445  $  356      25.0    $1,641  $1,472      11.5
    Int'l              (2)      9         -        36      (4)       -
  Wireless
    Domestic           68      54      25.9       398     307      29.6
    Int'l              21      (3)        -        41      (2)       -
  Directory &
   info. svcs.
    Domestic          162     139      16.5       581     488      19.1
    Int'l               3      15     (80.0)        4      20     (80.0)
  Corp. & Other       (20)    (36)    (44.4)      (80)    (66)     21.2
                 -----------------             ----------------
      Total        $  677  $  534      26.8    $2,621  $2,215      18.3
                 =================             ================

The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.

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